EXHIBIT 11



                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
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
                                                         Three Months Ended                 Nine Months Ended
                                                            September 30,                     September 30,
                                                    ------------     ------------     ------------     ------------
                                                        2002             2001             2002             2001
                                                    ------------     ------------     ------------     ------------
BASIC AND DILUTED

       Weighted average shares outstanding            27,842,000       26,392,000       27,116,000       24,691,000
                                                    ============     ============     ============     ============

       Net loss                                     $ (2,451,590)      (6,516,188)     (11,930,707)     (17,668,814)
                                                    ============     ============     ============     ============

       Basic loss per share                         $      (0.09)           (0.25)           (0.44)           (0.72)
                                                    ============     ============     ============     ============

ADDITIONAL DILUTED CALCULATION

       Net loss, above                              $ (2,451,590)      (6,516,188)     (11,930,707)     (17,668,814)
                                                    ============     ============     ============     ============

       Additional adjustment to weighted average number of shares:
        Weighted average shares outstanding,
         above                                        27,842,000       26,392,000       27,116,000       24,691,000

       Dilutive effect of stock options, warrants
         and convertible  preferred stock                     --        1,360,000          879,000        1,681,000
                                                    ------------     ------------     ------------     ------------
       Weighted average number of shares,
          adjusted                                    27,842,000       27,752,000       27,995,000       26,372,000
                                                    ============     ============     ============     ============

       Diluted loss per share, adjusted (A)         $      (0.09)           (0.23)           (0.43)           (0.67)
                                                    ============     ============     ============     ============


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.
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